Exhibit 99.1
Contacts:
James Frates
Chief Financial Officer
Alkermes, Inc.
(617) 494-0171
Rebecca Peterson
Vice President, Corporate
Communications
Alkermes, Inc.
(617) 583-6378
ALKERMES ANNOUNCES FIRST QUARTER FISCAL 2008 RESULTS
— Company Reports Record Quarterly Revenues, with 34% Increase in Total Revenues
Compared to First Quarter Fiscal 2007 —
Cambridge, MA, August 2, 2007 — Alkermes, Inc. (Nasdaq: ALKS) today announced financial results for its first quarter of fiscal 2008. Financial highlights for the quarter ended June 30, 2007 include:
▪	Fourth consecutive profitable quarter on a GAAP basis, with net income of $8.7 million.

▪	Record quarterly revenues of $68.9 million. Worldwide sales of RISPERDAL® CONSTA® by Janssen-Cilag (Janssen) were $278.7 million.

▪	Strong balance sheet, with cash and total investments of $330.9 million.
Key operating results for the first quarter of fiscal 2008 include the following:
▪	Net income was $8.7 million or a basic earnings per share of $0.09 and a diluted earnings per share of $0.08, including $5.7 million in share-based compensation expense, compared to a net loss of $0.7 million or a basic and diluted loss per share of $0.01, which included $8.3 million in share-based compensation expense, for the same period in 2006.

▪	Pro forma net income was $14.3 million or a basic and diluted earnings per share of $0.14, compared to a net income of $6.8 million or a basic and diluted earnings per share of $0.07, for the same period in 2006.
Alkermes is providing pro forma results as a complement to GAAP results. The pro forma net income excludes certain noncash or nonrecurring items, and Alkermes’ management believes these pro forma measures help to indicate underlying trends in the company’s ongoing operations. The reconciliation between pro forma and reported diluted earnings or loss per share for the first quarters of fiscal 2008 and 2007 is provided in the following table:

		Share-Based	Net Change in	Reported GAAP
	Pro Forma	Compensation	Fair Value of	Diluted Earnings
	Diluted Earnings	Expense	Warrants	or Loss
Q1 FY 2008	$0.14	($0.06)	—	$0.08
Q1 FY 2007	$0.07	($0.08)	$0.01	($0.01)
Note: Amounts may not sum due to rounding.
“Our financial results this quarter were strong, reflecting the continued success of RISPERDAL CONSTA in the marketplace and increased research and development revenues from our partnered programs,” stated James Frates, chief financial officer of Alkermes.
The following financial results are reported on a GAAP basis and include share-based compensation expense:
Revenues
▪	Total revenues for the quarter ended June 30, 2007 were $68.9 million, compared to $51.5 million for the same period in 2006.

▪	Total manufacturing revenues for the quarter ended June 30, 2007 were $31.5 million, consisting of $30.2 million for RISPERDAL CONSTA and $1.3 million for VIVITROL®, compared to $22.2 million for the same period in 2006, consisting of $19.1 million for RISPERDAL CONSTA and $3.1 million for VIVITROL.

▪	Royalty revenues for the quarter ended June 30, 2007 were $7.0 million based on RISPERDAL CONSTA sales of $278.7 million, compared to $5.1 million based on RISPERDAL CONSTA sales of $205.2 million for the same period in 2006.

▪	Research and development (R&D) revenue under collaborative arrangements for the quarter ended June 30, 2007 was $23.4 million, compared to $14.5 million for the same period in 2006.

▪	Net collaborative profit for the quarter ended June 30, 2007 was $7.0 million, compared to $9.7 million for the same period in 2006.
Costs and Expenses
▪	Cost of goods manufactured for the quarter ended June 30, 2007 was $10.1 million, of which $9.0 million related to RISPERDAL CONSTA and $1.1 million related to VIVITROL, compared to $9.3 million for the same period in 2006, of which $6.5 million related to RISPERDAL CONSTA and $2.8 million related to VIVITROL.

▪	R&D expenses for the quarter ended June 30, 2007 were $32.6 million compared to $25.9 million for the same period in 2006.

▪	Selling, general and administrative (SG&A) expenses for the quarter ended June 30, 2007 were $15.4 million compared to $16.5 million for the same period in 2006.

▪	Interest income for the quarter ended June 30, 2007 was $4.4 million compared to $4.3 million for the same period in 2006. Interest expense for the quarter ended June 30, 2007 was $4.1 million compared to $5.5 million for the same period in 2006.

▪	Share-based compensation expense (included in the expenses above) for the quarter ended June 30, 2007 was $5.7 million, of which $0.6 million related to cost of goods manufactured, $1.8 million related to R&D expenses, and $3.3 million related to SG&A expenses. Share-based compensation expense for the quarter ended June 30, 2006 was $8.3 million, of which $0.3 million related to cost of goods manufactured, $2.8 million related to R&D expenses, and $5.2 million related to SG&A expenses.

▪	Income tax expense for the quarter ended June 30, 2007 was $2.4 million, compared to $0.2 million for the same period in 2006.
At June 30, 2007, Alkermes had cash and total investments of $330.9 million, compared to $356.7 million at March 31, 2007.
Recent Highlights
▪	Positive results from phase 1/2 study of ALKS 29: Alkermes announced positive preliminary results from a phase 1/2 clinical trial of ALKS 29 in alcohol dependent patients. In the study, ALKS 29 was generally well tolerated and led to a statistically significant improvement compared to placebo in terms of percent of days abstinent, percent of heavy drinking days and average number of drinks per day. ALKS 29 is a combination of two agents with distinct pharmacologic properties designed to provide advantages over current oral medications for the treatment of alcohol dependence.

▪	Initiation of a phase 1 study of AIR® PTH: Alkermes and its partner Eli Lilly and Company (Lilly) initiated a phase 1 clinical study of AIR® parathyroid hormone (AIR PTH [1-34]) in healthy volunteers. The phase 1 study will assess the safety, tolerability and pharmacokinetics of AIR PTH in healthy postmenopausal women. Alkermes and Lilly expect to report top-line results from the study by early 2008.
Conference Call
Alkermes will host a conference call at 4:30 p.m. EDT on Thursday, August 2, 2007 to discuss these financial results and provide an update on the company. The conference call may be accessed by dialing 1-866-835-8825 for domestic callers and 1-703-639-1407 for international callers. The conference call ID number is 1119053. In addition, a replay of the conference call will be available from 7:30 p.m. EDT on Thursday, August 2, 2007 through 5:00 p.m. EDT on Tuesday, August 7, 2007, and may be accessed by visiting Alkermes’ website or by dialing 1-888-266-2081 for domestic callers and 1-703-925-2533 for international callers. The replay access code is 1119053. Alkermes is also providing a podcast MP3 file available for download on the Alkermes website, which will be available shortly following the conference call and will be available until Tuesday, August 7, 2007.
About Alkermes
Alkermes, Inc. is a biotechnology company that develops innovative medicines designed to yield better therapeutic outcomes and improve the lives of patients with serious disease. Alkermes currently has two commercial products: RISPERDAL® CONSTA® [(risperidone) long-acting injection], the first and only long-acting atypical antipsychotic medication approved for use in schizophrenia, and marketed worldwide by Janssen-Cilag (Janssen), a wholly owned division of Johnson & Johnson; and VIVITROL® (naltrexone for extended-release injectable suspension) the first and only once-monthly injectable medication approved for the treatment of alcohol dependence and marketed in the U.S. primarily by Cephalon, Inc. Alkermes’ pipeline includes extended-release injectable, pulmonary and oral products for the treatment of prevalent, chronic diseases such as central nervous system disorders, addiction and diabetes. Alkermes’ headquarters are in Cambridge, Massachusetts, and it operates research and manufacturing facilities in Massachusetts and Ohio.
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements concerning future business and operating results and profitability; the therapeutic value of the company’s product candidates to patients; plans for clinical trials; expectations concerning the commercialization of RISPERDAL CONSTA and VIVITROL; the successful supply of RISPERDAL CONSTA and VIVITROL; and the successful continuation of development activities for proprietary and partnered programs, including ALKS 29 and AIR PTH. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and the company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations. These risks and uncertainties include, among others: whether the company can continue to successfully manufacture RISPERDAL CONSTA and VIVITROL at a commercial scale or economically or in sufficient quantities to supply the market; whether RISPERDAL CONSTA will continue to be commercialized successfully by its partner Janssen and whether VIVITROL will be commercialized successfully by Alkermes and its partner Cephalon; whether ALKS 29 will provide advantages over existing oral medications; whether Alkermes and Lilly will report top-line results from the study of AIR PTH by early 2008; whether advancement of the company’s proprietary and partnered product candidates, including ALKS 29 and AIR PTH, will be delayed due to actions or decisions by its partners with regard to development and regulatory strategy, timing and funding which are out of its control, and the outcome of clinical and preclinical work the company is pursuing, both on its own and with partners; decisions by the FDA or foreign regulatory authorities regarding the company’s product candidates; potential changes in cost, scope and duration of clinical trials; and whether RISPERDAL CONSTA, VIVITROL and the company’s product candidates, in commercial use, have unintended side effects, adverse reactions or incidents of misuse that could cause the FDA or other health authorities to require post approval studies or require removal of its products from the market. For further information with respect to factors that could cause the company’s actual results to differ materially from expectations, reference is made to the reports the company filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and the company disclaims any intention or responsibility for updating predictions or financial expectations contained in this release.
AIR® is a registered trademark of Alkermes, Inc.; VIVITROL® is a registered trademark of Cephalon, Inc.; RISPERDAL® CONSTA® is a registered trademark of Janssen-Cilag.
Tables to Follow

Alkermes, Inc. and Subsidiaries
Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Operations	June 30,	June 30,
(In thousands, except per share data)	2007	2006

Revenues:
Manufacturing revenues	$31,517	$22,193
Royalty revenues	6,982	5,139
Research and development revenue under collaborative arrangements	23,450	14,464
Net collaborative profit	6,989	9,742

Total Revenues	68,938	51,538

Expenses:
Cost of goods manufactured	10,145	9,338
Research and development	32,619	25,863
Selling, general and administrative	15,400	16,530

Total Expenses	58,164	51,731

Operating Income (Loss)	10,774	(193)

Other Income (Expense):
Interest income	4,402	4,335
Interest expense	(4,073)	(5,473)
Other income (expense), net	26	787

Total Other Income (Expense)	355	(351)

Income (Loss) before Income Taxes	11,129	(544)

Income taxes	2,382	171

Net Income (Loss)	$8,747	$(715)

Earnings (Loss) per Common Share:
Basic	$0.09	$(0.01)

Diluted	$0.08	$(0.01)

Weighted Average Number of Common Shares Outstanding (GAAP and Pro Forma):
Basic	101,324	93,784

Diluted	104,191	99,754

Pro Forma Reconciliation:
Net Income — GAAP	$8,747	$(715)
Share-based compensation expense	5,747	8,347
Net increase in the fair value of warrants	(196)	(846)

Net Income — Pro Forma	$14,298	$6,786

Pro Forma Earnings per Common Share:
Basic	$0.14	$0.07

Diluted	$0.14	$0.07

Condensed Consolidated Balance Sheets	June 30,	March 31,
(In thousands)	2007	2007

Cash, cash equivalents and total investments	$330,896	$356,726
Receivables	66,782	56,049
Prepaid expenses and other current assets	9,063	7,054
Inventory	20,218	18,190
Property, plant and equipment, net	130,263	123,595
Other assets	7,036	7,007

Total Assets	$564,258	$568,621

Unearned milestone revenue — current portion	$6,333	$11,450
Other current liabilities	31,177	50,610
Non-recourse RISPERDAL CONSTA secured 7% notes	157,694	156,851
Unearned milestone revenue — long-term portion	115,738	117,300
Deferred revenue — long-term portion	23,747	22,153
Other long-term liabilities	6,650	6,796
Total shareholders’ equity	222,919	203,461

Total Liabilities and Shareholders’ Equity	$564,258	$568,621

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s Annual Report on Form 10-K for the year ended March 31, 2007, and the company’s report on Form 10-Q for the three months ended June 30, 2007, which the company intends to file in August 2007.

VIVITROL® Selected Financial Information

	Three Months
	Ended
	June 30,	Cumulative
(Unaudited, in thousands)	2007	Collaboration
VIVITROL Income Statement
Alkermes’ expenses	$5,680	$56,901
Cephalon’s net losses	19,083	87,207

VIVITROL net losses	$24,763	$144,108

Flow of funds
Alkermes paid Cephalon: net losses up to the $124.6M net loss cap (1)	$(5,223)	$(73,347)
Cephalon paid Alkermes: Alkermes’ expenses in excess of the net loss cap	5,647	5,647

Net flow of funds from (to) Cephalon (3)	$424	$(67,700)

Net Collaborative Profit
Milestone revenue recognized to offset losses up to the net loss cap (1)	$5,256	$144,493
Milestone revenue recognized with respect to the license (2)	1,309	6,396
Net flow of funds from (to) Cephalon (3)	424	(67,700)

Net collaborative profit	$6,989	$83,189

Notes

(1)	Expenses incurred on behalf of the collaboration by Alkermes, Inc. (“Alkermes”) and net losses incurred on behalf of the collaboration by Cephalon, Inc. (“Cephalon”) contribute to the cumulative net product losses incurred on VIVITROL.

Alkermes was responsible for the first $124.6 million of these cumulative net product losses (the “net loss cap”).

Alkermes recognized milestone revenue to offset the net product losses incurred up to the net loss cap.

The collaboration reached the net loss cap in April 2007, at which point the recognition of milestone revenue related to this accounting unit stopped.

In addition, in prior periods, Alkermes recognized $19.9 million of milestone revenue to offset expenses it incurred for which it was solely responsible, related to the successful FDA approval of VIVITROL and the successful completion of the first VIVITROL manufacturing line. These $19.9 million of expenses did not contribute to the cumulative net product losses.

(2)	Milestone revenue related to the license commenced upon approval of VIVITROL, by the FDA, on April 13, 2006 and is being recognized on a straight line basis over 10 years, at the rate of approximately $1.3 million per quarter.

(3)	Alkermes was responsible for net losses up to the net loss cap and reimbursed Cephalon for their net losses during this period. Once the net loss cap was reached in April 2007, Cephalon started to reimburse Alkermes for its VIVITROL expenses. This will continue through December 31, 2007, after which the two companies will share any net profits or losses.

Through June 30, 2007, Alkermes has recognized $152.5 million of milestone revenue out of the $274.6 million received from Cephalon. In addition to (1) and (2) above, this recognition includes $1.6 million of milestone revenue related to a 10% mark-up on manufacturing revenue, which is reported by Alkermes within manufacturing revenues in the unaudited condensed consolidated statement of operations.